Exhibit 4(c) OFFICERS’ CERTIFICATE (Under Section 301 of the Indenture of PPL Capital Funding, Inc. and PPL Corporation) August 9, 2024 The undersigned Tadd J. Henninger, Senior Vice President and Treasurer of PPL CAPITAL FUNDING, INC. (formerly known as PP&L Capital Funding, Inc.) (the “Company”), in accordance with Section 301 of the Indenture, dated as of November 1, 1997, as heretofore supplemented (the “Indenture”, capitalized terms used herein and not defined herein having the meanings specified in the Indenture), among the Company, PPL CORPORATION (formerly known as PP&L Resources, Inc.) (the “Guarantor”), and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (the “Trustee”), does hereby establish for the series of Securities established in Supplemental Indenture No. 18, dated as of August 9, 2024 (the “Supplemental Indenture”), the following terms and characteristics (the lettered clauses set forth below corresponding to the lettered clauses of Section 301 of the Indenture), and the undersigned Tadd J. Henninger, Senior Vice President-Finance and Treasurer of the Guarantor, does hereby approve of such terms and characteristics on behalf of the Guarantor: (a) the title of the Securities of such series shall be “5.250% Senior Notes due 2034” (the “Notes”); (b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall initially be limited to $750,000,000 on the date hereof, but may be increased without limit as contemplated in Section 301(b) and the last paragraph of Section 301 of the Indenture, provided that any such additional Notes either shall be

2 fungible with the original Notes for federal income tax purposes or shall be issued under a different CUSIP number; (c) interest on the Notes shall be payable as provided in the form of Note attached hereto and hereby authorized and approved; (d) the date or dates on which the principal of the Notes shall be payable shall be as provided in the form of Note attached hereto and hereby authorized and approved; (e) the Notes shall bear interest as provided in the form of Note attached hereto and hereby authorized and approved, and the Interest Payment Dates and Regular Record Dates shall be such dates as are specified in such form; (f) the Corporate Trust Office of the Trustee in the United States (currently located at 240 Greenwich Street, Floor 7E, New York, New York, 10286) shall be the office or agency of the Company at which the principal of, and premium, if any, and interest on the Notes shall be payable, at which registration of transfer and exchange of Notes may be effected and at which notices and demands to or upon the Company or the Guarantor in respect of the Notes and the Indenture may be served; provided, however, that the Company and the Guarantor each reserve the right to change, by one or more Officer’s Certificates supplemental to this Officers’ Certificate, any such office or agency; and provided, further, that the Company and the Guarantor each reserve the right to designate, by one or more Officer’s Certificates supplemental to this Officers’ Certificate, its principal office in Allentown, Pennsylvania or the office of the Guarantor or the Guarantor’s subsidiary, PPL Electric Utilities Corporation in Allentown, Pennsylvania, as any such office or agency; the Trustee shall be the initial Security Registrar and Paying Agent for the Notes; provided, that the Company and the Guarantor each reserve the right, by one or more Officer’s Certificates supplemental to this Officers’ Certificate, to designate a different Security Registrar or a different or additional Paying Agent (which in each case, may be the Company, the Guarantor or any Affiliate of either of them) and to remove and replace any Security Registrar or Paying Agent; (g) the Notes shall be redeemable, in whole or in part, at the option of the Company as and to the extent provided in the form of Note attached hereto and hereby authorized and approved; with respect to any redemption of the Notes prior to June 1, 2034, notwithstanding Section 404 of the Indenture, the notice of any such redemption need not set forth the Redemption Price but only the manner of calculation thereof; the Company shall give the Trustee notice of the Redemption Price for any

3 such redemption promptly after the calculation thereof and the Trustee shall not be responsible for any such calculation; (h) [not applicable]; (i) the Notes shall be issued in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000, unless otherwise authorized by the Company and the Guarantor; (j) [not applicable]; (k) [not applicable]; (l) [not applicable]; (m) [not applicable]; (n) [not applicable]; (o) reference is hereby made to the provisions of Supplemental Indenture No. 18 for certain covenants of the Company and the Guarantor for the benefit of the Holders of the Notes; (p) [not applicable]; (q) the only obligations or instruments which shall be considered Eligible Obligations in respect of the Notes shall be Government Obligations; and the provisions of Section 701 and 702 of the Indenture and Section 2 of Article One and Section 2 of Article Three of the Supplemental Indenture shall apply to the Notes; (r) the Notes may be issued in global form (the “Global Notes”) and the depositary for the Global Notes shall initially be The Depository Trust Company (“DTC”); provided, that the Company reserves the right to provide for another depositary, registered as a clearing agency under the Exchange Act, to act as depositary for the Global Notes (DTC and any such successor depositary, the “Depositary”); beneficial interests in Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a Global Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Company within 90 days after such notice or cessation, the Company shall execute, and the Trustee, upon

4 receipt of a Company Order for the authentication and delivery of definitive Notes, shall authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the Global Note representing such Notes in exchange for such Global Note, such definitive Notes to be registered in the names provided by the Depositary; each Global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes to be represented by such Global Note, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depositary or otherwise pursuant to the Depositary’s instruction and (iv) shall bear a legend restricting the transfer of such Global Note to any person other than the Depositary or its nominee; none of the Company, the Guarantor, the Trustee, any Paying Agent or any Authenticating Agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; (s) [not applicable]; (t) reference is made to clause (r) above; no service charge shall be made for the registration of transfer or exchange of Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer; (u) [not applicable]; (v) the Notes shall be entitled to the benefits of Article Fourteen of the Indenture, and the Guarantees to be endorsed on the Notes shall be substantially in the form established in the Supplemental Indenture; (w) except as otherwise determined by the proper officers of the Company and communicated to the Trustee in a Company Order or as established in one or more Officer’s Certificates supplemental to this Officers’ Certificate, the Notes shall be substantially in the form of Note attached hereto, which form is hereby authorized and approved and shall have such further terms as are set forth in such form.

[Signature Page to Officers’ Certificate Pursuant to Indenture Section 301] IN WITNESS WHEREOF, I, as Senior Vice President and Treasurer of the Company and Senior Vice President-Finance and Treasurer of the Guarantor (and not in my individual capacity), have hereunto signed my name as of the date set forth above. /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Senior Vice President and Treasurer of PPL CAPITAL FUNDING, INC. /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Senior Vice President-Finance and Treasurer of PPL CORPORATION

Form of Global Note UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. PPL CAPITAL FUNDING, INC. 5.250% Senior Note due 2034 Fully and Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by PPL CORPORATION Original Issue Date: August 9, 2024 Stated Maturity: September 1, 2034 Interest Rate: 5.250% Interest Payment Dates: March 1 and September 1 First Interest Payment Date: March 1, 2025 Regular Record Dates: February 15 and August 15 This Security is not a Discount Security within the meaning of the within-mentioned Indenture Principal Amount No. [] $[] CUSIP 69352P AT0

4 PPL CAPITAL FUNDING, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [] DOLLARS ($[]) on the Stated Maturity specified above, and to pay interest on said principal sum from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above, commencing March 1, 2025 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day (as hereinafter defined)) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed if deemed practicable by the Trustee, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of actual days elapsed during such period. Payment of the principal of this Security and premium, if any, and interest hereon due at Maturity shall be made upon presentation of this Security at the corporate trust office of The Bank of New York Mellon in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, on this Security (other than interest due at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee or other Paying Agent and such Person and (b) if such Person is a Holder of $10,000,000 or more in aggregate principal amount of Securities of this series such payment may be in immediately available funds by wire transfer to such account as may have been designated in writing by the Person entitled thereto as set forth herein in time for the Paying Agent to make such payments in

5 accordance with its normal procedures. Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York not less than fifteen calendar days prior to the applicable payment date and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further interest payments (other than interest payments due at Maturity) with respect to this Security payable to such Holder. Payment of the principal of, and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under an Indenture, dated as of November 1, 1997 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), among the Company (formerly known as PP&L Capital Funding, Inc.), PPL Corporation (formerly known as PP&L Resources, Inc.) (herein called the “Guarantor,” which term includes any successor under the Indenture) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture, all indentures supplemental thereto and the Officers’ Certificate filed with the Trustee on August 9, 2024, establishing certain terms of the series designated on the face hereof (herein called the “Officers’ Certificate”) reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Guarantor, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above. If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day, payment of the amounts due on this Security on such date shall be made on the next succeeding Business Day, and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day. Prior to June 1, 2034 (three months prior to the Stated Maturity) (the “Par Call Date”), the Company may redeem this Security at its option, in whole or in

6 part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming this Security matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of this Security to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date. On or after the Par Call Date, the Company may redeem this Security, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of this Security being redeemed plus accrued and unpaid interest thereon to the Redemption Date. For purposes of calculating the Redemption Price, the following terms will have the meanings set forth below: “Treasury Rate” means, with respect to any Redemption Date, the yield determined by PPL Corporation in accordance with the following two paragraphs. The Treasury Rate shall be determined by PPL Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, PPL Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the

7 yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date. If on the third business day preceding the Redemption Date H.15 TCM is no longer published, PPL Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, PPL Corporation shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, PPL Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of, and premium, if any, and interest on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security. In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

8 If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed. As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security or any portion of the principal amount hereof shall be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof shall be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than

9 the Company or the Guarantor), in trust within one year prior to (x) the Stated Maturity or (y) redemption, money in an amount which shall be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without any regard to reinvestment thereof, shall provide moneys which, together with moneys so deposited, shall be sufficient to pay when due the principal of, and premium, if any, and interest on this Security when due. The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company or the Guarantor with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company or the Guarantor under the Indenture and on the Securities (or the Guarantees endorsed thereon, as the case may be) and to the release and discharge of the Company or the Guarantor, as the case may be, in certain circumstances, from such obligations. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of The Bank of New York Mellon in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, shall be issued to the designated transferee or transferees. The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of The Bank of New York Mellon in New York, New York or such other office or agency as may be designated by the Company from time to time. The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

10 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable. As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York or other city in which is located any Paying Agent for the Securities of this series. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, any Guarantees or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or the Guarantor or of any predecessor or successor of either of them (either directly or through the Company or the Guarantor, as the case may be, or a predecessor or successor of either of them), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and this Security and the Guarantee endorsed hereon are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Security and such Guarantee. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

11 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. Dated: PPL CAPITAL FUNDING, INC. By: Name: Tadd J. Henninger Title: Senior Vice President and Treasurer Attested: By: Name: Arden A. Leyden Title: Assistant Corporate Secretary [Signature Page to the Global Note]

GUARANTEE PPL Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (formerly known as PP&L Resources, Inc.) (the “Guarantor”, which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this Guarantee is endorsed), for value received, hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal of, and premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of PPL Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (the “Company,” which term includes any successor under the Indenture), punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity thereof. The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take

13 any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal of, or premium, if any, or interest on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company. The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of, and premium, if any, and interest on such Security has been, or has been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged. The Guarantor shall be subrogated to all rights of the Holder of such Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued under the Indenture shall have been paid in full. This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law,

14 rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on such Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned. This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture. All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture. This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent the Trust Indenture Act shall be applicable.

15 IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed. Dated: PPL CORPORATION By: Name: Tadd J. Henninger Title: Senior Vice President - Finance and Treasurer [Global Note - Guarantee]

16 CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. Dated: THE BANK OF NEW YORK MELLON, as Trustee By: Authorized Signatory [Global Note]

17 FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto __________________________________________________________________ [please insert social security or other identifying number of assignee] __________________________________________________________________ [please print or typewrite name and address of assignee] __________________________________________________________________ the within Security of PPL CAPITAL FUNDING, INC. and does hereby irrevocably constitute and appoint ____________________, Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises. Dated: __________ Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.